UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PINEAPPLE FINANCIAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Unit 200, 111 Gordon Baker Road

Toronto, Ontario M2H 3R1

May 27, 2025

Notice of SPECIAl Meeting of Stockholders

To the Stockholders of Pineapple Financial Inc.:

We hereby notify you that a special meeting of stockholders (the “Special Meeting”) of Pineapple Financial Inc., a Canadian corporation (the “Company”), will be held on June 26, 2025 beginning at 9:30a.m. Eastern Time, at the Company’s offices, Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1 for the following purposes:

(1)	to approve by special resolution, at the discretion of our Board of Directors (the “Board of Directors”), to effect a reverse stock split (i.e. consolidation) with respect to the Company’s issued and outstanding common shares, no par value (“Common Shares”), at a ratio of between 1-for-10 to 1-for-20 (the “Range” ), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon the reverse stock split (the “Reverse Stock Split Proposal”);

(2)	to approve by ordinary resolution, for purposes of complying with the NYSE American LLC (the “NYSE American”) listing rules, of the issuance of 20% or more of the Company’s issued and outstanding Common Shares as of November 13, 2024, pursuant to a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), dated November 13, 2024, upon the exercise of warrants issuable pursuant to the Purchase Agreement (the “Share Issuance Proposal”); and

(3)	to approve by ordinary resolution an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal or the Share Issuance Proposal.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on May 23, 2025 (the “Record Date”) as the record date for determining those stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. The list of the stockholders of record as of the close of business on the Record Date will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3RI, during ordinary business hours for any purpose germane to the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE Special MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2025

On or about May 27, 2025, we will begin mailing the proxy statement. This Notice of Special Meeting of Stockholders and the proxy statement are available at gopineapple.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE Special MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS AND SUCH MATERIALS WILL BE SENT TO YOU.

By order of the Board of Directors,

/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer

i

Unit 200, 111 Gordon Baker Road

Toronto, Ontario M2H 3R1

PROXY STATEMENT

For the Special Meeting of Stockholders to be held on june 26, 2025

General Information

We are providing these proxy materials to holders of common shares, no par value per share (“Common Shares”), of Pineapple Financial Inc., a Canadian corporation (referred to as “Pineapple,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Pineapple (the “Board of Directors” or the “Board”) of proxies to be voted at our special meeting of stockholders (the “Special Meeting”) to be held on June 26, 2025, beginning at 9:30 a.m. Eastern Time at Pineapples’ offices located at Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1, and at any adjournment or postponement of the Special Meeting. This proxy statement is being distributed and made available to our stockholders starting on or about May 27, 2025. The purpose of the Special Meeting and the matters to be acted on are summarized below. No other business will come before the Special Meeting.

Agenda Item	Board Vote Recommendation	Page Reference
Reverse Stock Split Proposal	FOR	8
Share Issuance Proposal	FOR	19
Adjournment Proposal	FOR	22

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

Special Meeting Admission

Only stockholders as of May 23, 2025 (the “Record Date”) may attend the Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Shares on the Record Date. Such evidence of ownership can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our Common Shares on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Special Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE SPEcial meeting

Q:	What information is contained in the proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This proxy statement is available at gopineapple.com.

Q:	What items of business will be voted on at the Special Meeting?

A:	The three (3) items of business to be voted on at the Special Meeting are:

(1)	Reverse Stock Split Proposal. The approval by special resolution, at the discretion of the Board of Directors of the Company, to effect a reverse stock split (i.e. consolidation) (the “Reserve Stock Split”) with respect to the Company’s issued and outstanding Common Shares, at a ratio of between 1-for-10 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon the Reverse Stock Split (the “Reverse Stock Split Proposal” or “Proposal 1”);

(2)	Share Issuance Proposal. The approval by ordinary resolution, for purposes of complying with the NYSE American LLC (the “NYSE American”) listing rules, of the issuance of 20% or more of the Company’s issued and outstanding common shares as of November 13, 2024 pursuant to a securities purchase agreement with the Investors, dated November 13, 2024, upon the exercise of warrants issuable to the Investors (the “Share Issuance Proposal” or “Proposal 2”); and

(3)	Adjournment Proposal. The approval by ordinary resolution of an adjournment of the Special Meeting to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal 1 or Proposal 2 (the “Adjournment Proposal” or “Proposal 3”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

(1)	FOR the Reverse Stock Split Proposal;

(2)	FOR the Share Issuance Proposal; and

(3)	FOR the Adjournment Proposal.

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Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on the Record Date, May 23, 2025. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

As of the Record Date, there were 20,092,020 Common Shares outstanding and entitled to vote. Holders are entitled to one vote for each Common Share outstanding as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name on the books of Pineapple maintained with Pineapple’s transfer agent, Endeavor Trust Corporation, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

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Q:	What happens if I do not vote?

A:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker, bank or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that the NYSE will treat the Reverse Stock Split Proposal (Proposal 1) and the Adjournment Proposal (Proposal 3) as routine matters, and the Share Issuance Proposal (Proposal 2) as a non-routine matter. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the Special Meeting. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been distributed. As such, it is important that you provide voting instructions to your broker, bank, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

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Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:	All shares held by record holders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Special Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board.

Q:	How do I vote?

A:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares voted by proxy, you may submit a proxy over the internet, or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

The procedures for voting are fairly simple:

Submit a Proxy by Mail. If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet. If you choose to submit a proxy by internet, go to www.eproxy.ca. Have your proxy card in hand when you access the website and follow the instructions. Your internet vote must be received by 9:30a.m. Eastern Time on June 24, 2025 to be counted.

Vote at the Special Meeting. Submitting a proxy by mail, internet or telephonically will not limit your right to vote at the Special Meeting if you decide to attend the Special Meeting and vote in person.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

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Q:	Can I change my vote or revoke my proxy?

A:

Stockholder of Record: Shares Registered in Your Name

You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. To change your vote or revoke your proxy if you are the record holder, you may

(1)	notify our Corporate Secretary in writing at Pineapple Financial Inc., Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1;

(2)	submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card;

(3)	deliver to our Corporate Secretary another duly executed proxy bearing a later date; or

(4)	vote your shares in person at the Special Meeting.

Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request. The last vote received chronologically will supersede any prior votes.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or nominee.

Q:	What is a quorum and why is it necessary?

A:	Conducting business at the meeting requires a quorum. The presence, either in person, by proxy or by authorized representative, of two holders of our Common Shares outstanding and entitled to vote on the Record Date are necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting in person. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the meeting present at the meeting in person or represented by proxy, by majority vote, may adjourn the meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A.

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal 1: Reverse Stock Split Proposal.	The affirmative vote of a special majority (being not less than two-thirds) of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable

Proposal 2: Share Issuance Proposal.	The affirmative vote of a simple majority (being not less than one-half) of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	No effect.	No effect

Proposal 3: Adjournment Proposal.	The affirmative vote of a simple majority (being not less than one-half) of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable

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Q:	What should I do if I receive more than one proxy statement?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Pineapple or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	The Board of Directors is making this solicitation on behalf of Pineapple, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.	Who can help answer my questions?

A.	If you have any questions about the Special Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Pineapple Financial Inc., at Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1 or by phone at (416) 669-2046.

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PROPOSAL 1

APPROVAL OF THE REVERSE STOCK SPLIT

The Board of Directors has adopted a resolution proposing to effect a reverse stock split (i.e. consolidation) of the issued and outstanding Common Shares, declared such reverse stock split advisable, and is recommending that our stockholders approve such Reverse Stock Split. Such reverse stock split will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable. Holders of the Common Shares are being asked to approve the proposal that the Common Shares be consolidated at a ratio in the range of between one (1) post-consolidation Common Share for every ten (10) pre-consolidation Common Shares and one (1) post-consolidation Common Share for every twenty (20) pre-consolidation Common Shares. If the Reverse Stock Split is approved by our stockholders and if the Board of Directors determines to effect such Reverse Stock Split, the Company will effect the Reverse Stock Split by reducing the outstanding number of Common Shares. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of the Special Meeting, this vote will be of no further force and effect, and the Board will again seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 20,092,020 Common Shares outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10 the number of issued and outstanding Common Shares after the Reverse Stock Split would be approximately 20,092,020 shares. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Shares, and the continued listing requirements and policies of the NYSE American and the other national securities exchanges. Some of the factors the Board considered in determining the Reverse Stock Split Ratio range, included, but was not limited to, the following: the historical trading price and trading volume of the Common Shares; the expected impact of the Reverse Stock Split on the trading market for the Common Shares in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Shares. As of the date of this proxy statement, our current unlimited authorized Common Shares are sufficient to satisfy all of our share issuance obligations and current financing plans and issuances under our share incentive plans, and we do not have any current plans, arrangements or understandings relating to the issuance of the additional Common Shares that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Shares and regain compliance with the requirements and policies of the NYSE American. On May 14, 2025, we received notice from NYSE Regulation that it had suspended trading of our Common Shares and determined to commence proceedings to delist our Common Shares from NYSE American as a result of its determination that we are no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of our Common Shares. In connection with the suspension of trading on NYSE American on May 14, 2025, our Common Shares began trading under our current trading symbol PAPLF on the OTC Markets system effective with the open of the markets on May 15, 2025. We have a right to a review of the staff’s determination to delist our Common Shares by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of NYSE American (the “Panel”) and we currently intend to appeal the NYSE Regulation’s determination. Our Common Shares remain listed on the NYSE American through the appeal process. The NYSE American has stated that it will apply to the SEC to delist our Common Shares upon completion of all applicable procedures, including any appeal by us of the NYSE Regulation staff’s decision. A hearing before the Panel is scheduled for Thursday, July 17, 2025.

If we are able to increase the per-share trading price of the Common Shares as a result of implementing the Reverse Stock Split, we believe that the Panel will take such increased trading price into consideration during the appeal process. However, there can be no assurance that even if the Reverse Stock Split is effected and the per-share trading price of our Common Shares increases that we will be successful in our appeal and that the Panel will not delist our Common Shares and allow the trading of our Common Shares to recommence.

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The Board believes that the current low per share market price of our Common Shares has a negative effect on the marketability of our existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Shares can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Shares were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Shares. The Board anticipates that a Reverse Stock Split will result in a higher bid price for the Common Shares, which may help to alleviate some of these problems. The Board of Directors further believes that some potential employees are less likely to work for us if we have a low stock price, regardless of size of our overall market capitalization.

We believe that if the per share trading price of our Common Shares increases the Panel will take that into account during our appeal; however there is no guarantee that even if we implement the Reverse Stock Split and the per-share trading price of the Common Shares increases, the Panel will not delist our Common Shares and allow the trading of our Common Shares to recommence. We believe that having our Common Shares traded on a national securities exchange such as the NYSE American will provide us with a market for the Common Shares that is more accessible than the OTC Markets where our Common Shares are currently trading. Such alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE American. Among other factors, trading on the NYSE American increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, a NYSE American listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our Common Shares in any strategic or financing transactions that it may undertake. We believe that prospective investors will view an investment in the Company more favorably if our shares qualify for listing on the NYSE American as compared with the OTC Markets.

We expect that a Reverse Stock Split of the Common Shares will increase the market price of our Common Shares. However, the effect of a Reverse Stock Split on the market price of the Common Shares cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Shares after the Reverse Stock Split will not rise in proportion to the reduction in the number of Common Shares outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization. The market price of our Common Shares may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding Common Shares and the Reverse Stock Split Ratio will be the same for all issued and outstanding Common Shares. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each of the Common Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Shares now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 Common Shares. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer Common Shares.

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If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

●	our ability to maintain our listing on the NYSE American;

●	the historical trading price and trading volume of the Common Shares;

●	the then-prevailing trading price and trading volume of the Common Shares and the expected impact of the Reverse Stock Split on the trading market for the Common Shares in the short and long term;

●	which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and

●	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common shares

As discussed above, the main objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of the Common Shares primarily to maintain compliance with the listing standards and policies of the NYSE American. However, there can be no assurance that the market price of our Common Shares will remain at a level that will be sufficient to meet any requirements and policies of the NYSE American or that our Common Shares will remain listed on the NYSE American. The NYSE American has discretion in determining whether or not to allow a company to stay listed with a low stock price. In the event that we are not successful in maintaining the listing of our Common Shares on the NYSE American, we intend to seek a listing on another national securities exchange, which will also require that the per share trading price of our Common Shares be higher than our current per share trading price. In addition, our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Shares as an investment security.

To potentially improve the liquidity of the Common Shares

A Reverse Stock Split could allow a broader range of institutions to invest in the Common Shares (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Shares and potentially decreasing the volatility of the Common Shares if institutions become long-term holders of the Common Shares. A Reverse Stock Split could help increase analyst and broker interest in the Common Shares as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per Common Shares can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of Common Shares available in the public market.

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Potential Anti-takeover Effects of the Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The relative increase in the number of Common Shares available for issuance vis-à-vis the outstanding Common Shares, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. It could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding Common Shares through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Shares. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth in our SEC filings and reports, may adversely affect the market price of the Common Shares. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Shares will increase following the Reverse Stock Split or that the market price of the Common Shares will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Shares.

As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing price of the Common Shares. However, the effect of the Reverse Stock Split upon the market price of the Common Shares cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

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The Reverse Stock Split May Decrease the Liquidity of the Common Shares.

The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Shares, which could lead to increased interest in the Common Shares and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding Common Shares, which may lead to reduced trading and a smaller number of market makers for the Common Shares.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 Common Shares. A purchase or sale of less than 100 Common Shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 Common Shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Shares.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Shares do not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Shares uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

●	the number of issued and outstanding Common Shares (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;

●	based on the final Reverse Stock Split Ratio, the per share exercise price of all outstanding warrants will be increased proportionately and the number of Common Shares issuable upon the exercise of all outstanding warrants will be reduced proportionately;

●	based on the final Reverse Stock Split Ratio, the per share conversion price of all outstanding notes will be increased proportionately and the number of Common Shares issuable upon the conversion of all outstanding notes will be reduced proportionately; and

●	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

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The following table sets forth the approximate number of Common Shares that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of Common Shares at various exchange ratios, based on 20,092,020 Common Shares actually outstanding as of the Record Date. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Common Shares Before Reverse Stock Split	Estimated Number of Common Shares After Reverse Stock Split on a 1-for-10 basis	Estimated Number of Common Shares After Reverse Stock Split on a 1-for-20 basis
Authorized Common Shares	Unlimited	Unlimited	Unlimited
Common Shares issued and outstanding	20,092,020	2,009,202	1,004,601
Common Shares issuable under outstanding options, warrants and RSUs, convertible notes or reserved for issuance under existing plans	12,303,259	1,230,326	615,163
Common Shares authorized but unissued (Authorized Common Shares minus issued and outstanding shares, shares issuable upon outstanding options, warrants and RSUs and convertible notes and shares reserved for issuance under existing incentive plans)	Unlimited	Unlimited	Unlimited

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Shares by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding Common Shares and outstanding rights to purchase Common Shares or to convert other securities into Common Shares the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Shares are currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Shares under the Exchange Act or the listing of the Common Shares on the NYSE American (other than to the extent it facilitates compliance with the NYSE American requirements and policies). Following the Reverse Stock Split, the Common Shares will continue to be listed on the NYSE American, although we will receive a new Committee on Uniform Securities Identification Procedures, or CUSIP, number.

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The rights of the holders of the Common Shares will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Shares immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding Common Shares immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 Common Shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the time so determined by the Board of Directors to effect such Reverse Stock Split (the “Effective Time”). The exact timing of the Reverse Stock Split would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to effect of the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital

The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at no par value.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Shares in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds Common Shares with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

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No Appraisal Rights

Under Canadian Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. and, in lieu thereof, any person who would otherwise be entitled to a fractional Common Share as a result of the reclassification and combination following the Effective Time (after taking into account all fractional Common Shares otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of Common Shares held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Shares as reported on the NYSE American for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;

●	a tax-exempt or a governmental organization;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

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●	a regulated investment company or a mutual fund;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of Common Shares that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

●	a person who holds Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

●	a corporation that accumulates earnings to avoid U.S. federal income tax;

●	a person whose functional currency is not the U.S. dollar;

●	a U.S. holder who holds Common Shares through non-U.S. brokers or other non-U.S. intermediaries;

●	a U.S. holder owning or treated as owning 5% or more of the Company’s Common Shares;

●	a person subject to Section 451(b) of the Code; or

●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Shares and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Shares that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

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Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Shares generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional Common Share, as discussed below. A U.S. holder’s aggregate tax basis in the Common Shares received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the Common Shares surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Shares), and such U.S. holder’s holding period in the Common Shares received should include the holding period in the Common Shares surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the Common Shares surrendered to the Common Shares received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of Common Shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the Common Shares surrendered that is allocated to such fractional Common Share. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Shares surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional Common Share pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Shares, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional Common Share and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the Common Shares, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional Common Share pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

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Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Shares pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional Common Share to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional Common Share, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required.

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Shares on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of our Common Shares.

Required Vote

The affirmative vote of the holders of a special majority (being not less than two-thirds) of the votes cast on this Reverse Stock Split Proposal (Proposal 1) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 2

APPROVAL OF THE Share Issuance PROPOSAL

Purpose and Background of the Share Issuance Proposal

Pursuant to the terms of a Securities Purchase Agreement that we entered into on November 13, 2024 (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”), we agreed to issue, in a registered direct offering (the “Offering”), common share warrants (the “Warrants”) to purchase up to 1,666,667 common shares, to the Investors at a purchase price of $ 0.01 per warrant. These Warrants are exercisable six months from the issuance at an exercise price of $0.60 per share and will expire 5.5 years from the date of issuance.

We received net proceeds from the Offering of approximately $1.0 million, before deducting placement agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the placement agent warrants. D. Boral Capital LLC (“D. Boral”) acted as placement agent in the Offering. In connection with the closing of the Offering, we paid a placement fee, equal to 7.0% of the gross proceeds of the Offering paid to us, and a 0.5% management fee of the gross proceeds.

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The Warrants expire 5.5 years from their date of issuance. The Warrants are exercisable, six months from the issuance, for up to an aggregate of 1,666,667 Common Shares (“Warrant Shares”) at an exercise price equal to $0.60 (the “Exercise Price”).

The number of Common Shares that may be issued upon exercise of the Warrants, and inclusive of any shares issuable under and in respect of the Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 1,761,516 shares, which is 19.99% of the outstanding number of Common Shares on the Closing Date, unless we obtain approval from our stockholders to issue Common Shares to the holders upon exercise of the Warrants in excess of the Exchange Cap. In addition, under the terms of the Warrants, the Investors may not exercise the Warrants to the extent such exercise would cause such Investor, together with its affiliates and attribution parties, to beneficially own a number of Common Shares that would exceed 4.99% (or at the election of an Investor pursuant to the terms of its Warrant, as applicable, up to 9.99%) of our then outstanding Common Shares following such exercise.

On May 14, 2025, we received notice from NYSE Regulation that it had suspended trading of our Common Shares and determined to commence proceedings to delist our Common Shares from NYSE American as a result of its determination that we are no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of our Common Shares. In connection with the suspension of trading on NYSE American on May 14, 2025, our Common Shares began trading under our current trading symbol PAPLF on the OTC Markets system effective with the open of the markets on May 15, 2025.

Section 713 of the Guide requires stockholder approval when additional shares will be issued in connection with a transaction involving the sale, issuance or potential issuance by an issuer of Common Shares (or securities convertible into Common Shares) equal to 20% or more of presently outstanding stock for less than the greater of book or market value or when the issuance or potential issuance of additional shares will result in a change of control of the issuer. The $0.60 Exercise Price as initially in effect are less than the book value on the date of issuance of the Warrants. As noted above, the number of Warrant Shares that may be issued upon exercise of the Warrants shall be limited to the 1,761,516 Exchange Cap, unless stockholder approval to exceed the Exchange Cap is obtained. Therefore, we are asking stockholders to approve the issuance of more than 20% of our issued and outstanding Common Shares as of November 13, 2024 pursuant to the Purchase Agreement, upon the exercise of the Warrants.

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The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement, as we already entered into the Purchase Agreement on November 13, 2024. We are only asking for approval to issue to the Investors, pursuant to the Purchase Agreement, more than 20% of our issued and outstanding Common Shares as of November 13, 2024 (the date we entered into the Purchase Agreement), upon the exercise of the Warrants.

Potential Consequences if the Share Issuance Proposal is Not Approved

The failure of our stockholders to approve the Share Issuance Proposal will mean that: (i) we cannot permit the full exercise of the Warrants, and (ii) we may incur substantial additional costs and expenses.

Potential Adverse Effects of the Approval of the Share Issuance Proposal

If the Share Issuance Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the Common Shares upon exercise of the Warrants. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Shares.

Vote Required

The affirmative vote of the holders of a simple majority (being not less than one-half) of the votes cast on this Share Issuance Proposal (Proposal 2) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

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PROPOSAL 3

APPROVAL OF THE ADJOURNMENT PROPOSAL

Purpose and Background of the Adjournment Proposal

The Board believes that if at the Special Meeting the number of votes represented by our Common Shares present or represented and voting in favor is insufficient to approve the Reverse Stock Split Proposal or the Share Issuance Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal or the Share Issuance Proposal.

In this Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal or the Share Issuance Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a requisite majority of the number of votes cast will vote against the Reverse Stock Split Proposal or the Share Issuance Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Proposal or the Share Issuance Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal or the Share Issuance Proposal.

Vote Required

The affirmative vote of the holders of a simple majority (being not less than one-half) of the votes cast on this Adjournment Proposal (Proposal 3) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

22

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Shares, as of the Record Date:

●	each person or group of affiliated persons known by us to beneficially own more than 5% of our Common Shares;

●	each of our executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

The following table sets forth information, as of the Record Date, or as otherwise set forth below, with respect to the beneficial ownership of our Common Shares (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding Common Shares, (ii) each of our directors and our executive officer named in the Summary Compensation Table, and (iii) all of our directors and our current executive officer as a group. As of the Record Date, we had 20,092,020 Common Shares outstanding.

Unless otherwise indicated the mailing address of each of the stockholders below is c/o Pineapple Financial Inc., Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3RI. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, the Company believes the persons named in the table have sole voting and investment power with respect to all Common Shares held by them.

Name	Shares	Percentage

Directors and Named Executive Officers
Shubha Dasgupta (2)	998,447	4.97%
Sarfraz Habib	-	-
Kendall Marin (4)	1,806,104	8.99%
Drew Green (5)	820,097	4.08%
Paul Baron (6)	72,317	0.36%
Tasis Giannoukakis(7)	99,958	0.50%
All Directors and Officers as a group (5 persons)	2,989,266	14.88%
5% Stockholders
Prodigy Capital Corp. (9)	756,211	3.76%

* Less than 1%

(1)	Assumes (i) sale of all of the Units; and (ii) no exercise of the Warrants issued in connection with the offering.
(2)	Includes 126,652 options at an exercise price of $3.60 and 25,641 warrants to purchase common shares at an exercise price of CAD$2.93. The securities beneficially owned by Shubha Dasgupta are directly held by 5032771 Ontario Inc., an entity controlled by Mr. Dasgupta
(4)	Includes 126,652 options at an exercise price of $3.60 and 25,651 warrants to purchase common shares at an exercise price of CAD$2.93.
(5)	Includes 102,138 options at an exercise price of $3.60 and 25,651 warrants to purchase common shares at an exercise price of CAD$2.93. The securities beneficially owned by Drew Green are directly held by DREWGREEN.CA INC., an entity controlled by Mr. Green.
(6)	Includes 10,214 options at an exercise price of $3.60.
(7)	Includes 10,214 options at an exercise price of $3.60.
(9)	Includes 38,262 warrants to purchase common shares at an exercise price of CAD$2.93. Kia Besharat, principal of Prodigy Capital Corp., has the power to vote or dispose of the shares held of record by Prodigy Capital Corp., and may be deemed to beneficially own those shares.

23

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Pineapple stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Pineapple Financial Inc., Attention: Corporate Secretary, Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1 or by calling us at (416) 669-2046. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

24

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2026 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1, no later than December 29, 2025.

If we are not notified of a stockholder proposal within a reasonable time prior to the time we send our proxy statement for our 2026 Annual Meeting of Stockholders, our Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to PINEAPPLE FINANCIAL INC., Unit 200, 111 Gordon Baker Road, Toronto, Ontario M2H 3R1. Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

By order of the Board of Directors,

/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer
May 27, 2025

25

ENDEAVOR TRUST CORPORATION
Suite 702 - 777 Hornby Street
Vancouver, BC, V6Z 1S4 Canada

Pineapple Financial Inc.

Security Class: Common Shares

FORM OF PROXY

Special Meeting to be held on Thursday, June 26, 2025

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution overleaf. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:30 a.m. Eastern Time, on Tuesday, June 24, 2025 or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting.

VOTING METHODS	
MAIL or HAND DELIVERY	Endeavor Trust Corporation 702 – 777 Hornby Street Vancouver, BC V6Z 1S4
FACSIMILE – 24 Hours a Day	604-559-8908
EMAIL	proxy@endeavortrust.com
ONLINE	As listed on Form of Proxy or Voter Information Card

If you vote On-Line, DO NOT mail back this proxy.

Voting by mail or online are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Login information for online voting
www.eproxy.ca
Control Number:
Password:

Appointment of Proxyholder

I/We, being holder(s) of **Pineapple Financial Inc.** hereby appoint: **Shubha Dasgupta, Chief Executive Officer**, or failing him, **Sarfraz Habib, Chief Financial Officer** (the "Management Nominees").

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominee listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of **Pineapple Financial Inc.** to be held at **Unit 200, 111 Gordon Baker Road, Toronto, Ontario, M2H 3R1 on June 26, 2025 at 9:30 a.m. Eastern Time**, and at any adjournment or postponement thereof.

Votes must be indicated (X) in Black or Blue ink.

		FOR	AGAINST	ABSTAIN
PROPOSAL NO. 1:	Reverse Stock Split Proposal	[ ]	[ ]	[ ]
PROPOSAL NO. 2:	Share Issuance Proposal	[ ]	[ ]	[ ]

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting.

If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Print Name(s) & Signing Capacity(ies), if applicable

Date (MM-DD-YY)
THIS PROXY MUST BE DATED